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                                                                    EXHIBIT 23.2


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 1999, except as to Note 14, which is as of February 24, 1999, relating to the consolidated financial statements, which appears in EarthLink Network, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.



PricewaterhouseCoopers LLP


Century City, California
August 18, 1999